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                                                                     EXHIBIT 4.1

                              [LOGO APPEARS HERE]

                     REGISTRATION RIGHTS AGREEMENT (2000)



                                March 30, 2000
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                     REGISTRATION RIGHTS AGREEMENT (2000)

     THIS AGREEMENT, dated as of March 30, 2000 is made between Ironside Technologies Inc. (the "Company"), AIG Global Investment Group, Inc., Beamscope Canada Inc., Canadian Imperial Bank of Commerce, C.I. Covington Fund Inc., Covington Fund II Inc., Damac Investors Inc., Damac Investors III Inc., Euclid Partners V, L.P., GE Capital Equity Holdings B.V., River Cities Capital Group II L.P., The VenGrowth Investment Fund Inc., Working Ventures Canadian Fund Inc., CI Mutual, Cypress Partners, Delaney, Goodman & Co., RBIM, RT Capital Management, TAL, TD Asset Management I, TD Asset Management II, Jerry Lenders and Triax (collectively, the "Shareholders"). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in
Section 10 hereof.

     In connection with the issuance of 16,630,212 Class B Shares, the Corporation granted holders of such shares certain registration rights pursuant to Registration Rights Agreement dated September 18, 1998 between the Company, GE Capital Equity Holdings B.V., Euclid Partners V, L.P., Beamscope Canada Inc. and Working Ventures Canadian Fund Inc. (the "1998 Registration Rights Agreement"). As of October 14, 1999, the Company issued 34,274,127 Class C Shares pursuant to and on the terms and conditions set forth in the 1999 Subscription Agreements (as such term is defined in the Amended and Restated Unanimous Shareholders' Agreement dated October 14, 1999) and granted certain registration rights to the holders of such shares (the "1999 Registration Rights Agreement"). As of the date hereof, the Company has issued 10,493,386 Class D Shares, pursuant to the terms and conditions set forth in the 2000 Subscription Agreements (as such term is defined in the Second Amended and Restated Unanimous Shareholders' Agreement dated March 30, 2000) and desires to grant certain registration rights to the holders of such shares. In consideration of the foregoing, and the agreements entered into in connection with the investment by the Shareholders, the parties hereto agree as follows:

Section 1      Demand Registrations.

(1) Requests for Registration. At any time after the earlier of six months following a QIPO and March 30, 2003 or at any time prior to either of such dates if the anticipated offering price (net of underwriting discounts and commissions) would exceed U.S.$30 million, a Class C Majority and a Class D Majority may request in writing (i) registration under the U.S. Securities Act of all or a part, but in any event not less than 50%, of the Registrable Securities held by such Shareholders (A) on Form S-1 or any similar long-form registration ("U.S. Long-Form Registration") or (B) if available, on Form S-2 or S-3 or any similar short-form registration ("U.S. Short-Form Registration") and (ii) qualification for distribution of all or part of its Registrable Securities or qualification of the conversion of all or part of its Class C Shares and Class D Shares, in each case, by prospectus filed under the Canadian Securities Laws by (A) long-form prospectus in each of the provinces of Canada in which holders of Registrable Securities reside ("Canadian Long-Form Registration"; a Canadian Long-Form Registration together with a U.S. Long-Form Registration are sometimes referred to herein as a "Long-Form Registration") or (B) if available,
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     short-form prospectus in each of the provinces in Canada in which holders of Registrable Securities reside under the shelf system rules for the pricing of offerings after the prospectus is receipted or otherwise ("Canadian Short-Form Registration"; Canadian Short-Form Registration together with a U.S. Short-Form Registration are sometimes referred to herein as "Short-Form Registration"). Each request for a Demand Registration (defined below) shall specify the approximate number of Registrable Securities requested to be registered or qualified, as the case may be, and the anticipated per share price range for such offering. Promptly after receipt of any such request, the Company will give written notice of such requested registration or qualification to all other holders of Registrable Securities and, subject to Section 1(5) below, will include in such registration or prospectus all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations and qualifications requested pursuant to this Section 1(1) are referred to herein as "Demand Registrations."

(2) Long-Form Registration. Subject to Section 1(5) below, a Class C Majority and a Class D Majority will be entitled to request two Long-Form Registrations in which the Company will pay all Registration Expenses. A registration will not count as one of the Long-Form Registrations permitted hereunder until it has become effective or final, and the last Long-Form Registration will not count as one of the Long-Form Registrations permitted hereunder unless the holders of Registrable Securities requesting such qualification have been able to register or qualify and sell at least 75% of the Registrable Securities initially requested to be registered or qualified by such holders, provided that, in any event, to the fullest
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     extent permitted by applicable law, the Company will pay all Registration
     Expenses in connection with any registration or prospectus initiated as a Long-Form Registration whether or not it has become effective or final. All Long-Form Registrations shall be underwritten registrations.

(3) Short-Form Registration. Subject to Section 1(5) below, in addition to the Long-Form Registrations provided pursuant to Section 1(2), if the anticipated offering price (net of underwriting discounts and commissions) would exceed U.S.$5 million, a Class C Majority and a Class D Majority will be entitled to request (i) two Short-Form Registrations in which the Company will pay all Registration Expenses and (ii) an unlimited number of Short-form Registrations in which the Company shall not be required to pay Registration Expenses. A registration will not count as one of the Short-Form Registrations permitted pursuant to Section 1(3)(i) above until it has become effective or final, provided that, in any event, the Company will
                                --------
     pay all Registration Expenses in connection with any registration or prospectus initiated as a Short-Form Registration whether or not it has become effective or final.

(4) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of a Class C Majority and a Class D Majority. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing
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     that in their opinion the number of Registrable Securities, and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the aggregate number of Registrable Securities owned by each such holder.

(5) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date or date of final receipt of a previous Long-Form Registration. Following the completion of a QIPO, the Company will not be obligated to effect any Demand Registration in Canada at any time after the Registrable Securities are freely-tradeable in Ontario. For greater certainty, it is understood and agreed that following the completion of a QIPO in the United States, the Company will be obligated to effect Demand Registrations in the United States pursuant to the terms of this Agreement notwithstanding the fact that the Registrable Securities are freely-tradeable in Ontario. The Company may postpone for a reasonable period of time not to exceed six (6) months the filing of a prospectus or the effectiveness of a Registration Statement for a Demand Registration if the Company concludes, following consultation with, and after obtaining the good faith approval of, the board of directors of the Company, that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, amalgamation, consolidation, tender offer or similar transaction or otherwise would have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company; provided, however, that in
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     such event, the holders of a majority of Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay, to the fullest extent permitted by applicable law, all Registration Expenses in connection with such registration or prospectus.

(6) Selection of Underwriters. On any Demand Registration, a Class C Majority and a Class D Majority will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld or delayed.

(7) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities which are senior or pari passu to the rights granted hereunder without the prior written consent of a Class C Majority and a Class D Majority.
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Section 2      Piggyback Registrations.

(1) Right to Piggyback. Whenever the Company proposes to register or qualify for distribution by prospectus any of its securities under any Relevant Act (other than pursuant to a Demand Registration or a registration under the U.S. Securities Act on Form S-4 or S-8 or any successor or similar forms) and the registration form or prospectus to be filed may be used for the registration or qualification for distribution of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration or file such prospectus and will include in such registration or qualification all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Any holder of Registration Securities that has given such a written request may withdraw its Registrable Securities from the related Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the 30th day prior to the planned effective date of the related Piggyback Registration.

(2) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations whether or not any registration or prospectus has become effective or final.

(3) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration or distribution by prospectus on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration or qualification for distribution by prospectus of Registrable Securities) that in their opinion the number of securities requested to be included in such registration or prospectus exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration or prospectus, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (iii) third, other securities requested to be included in such registration or prospectus. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph prior to the effectiveness of such registration, whether or not any Shareholder has elected to include securities in such registration, and except pursuant to
     Section 2(b) the Company shall have no liability to any of the Shareholders in connection with such termination or withdrawal.

(4) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration or distribution by prospectus on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration or qualification for distribution by prospectus exceeds the number which
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     can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration or prospectus (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration or prospectus, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein owned by each such holder and (ii) second, other securities requested to be included in such registration or prospectus.

(5) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 1 or pursuant to Section 2, and if such previous registration or offering by prospectus has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration or prospectus of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Relevant Act (except under the U.S. Securities Act on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration or date the previous prospectus became final.

Section 3      Holdback Agreements.

(1) To the extent not inconsistent with applicable law, each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 of the U.S. Securities Act) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and the 180-day period beginning on, the effective date of or date of the final receipt for any underwritten Demand Registration or underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. This provision shall not restrict the ability of any holder of Registrable Securities to make a transfer permitted by the Shareholders Agreement, so long as such transferees agree to be bound by the provisions of this Section 3.

(2) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of or date of the final receipt for any underwritten Demand Registration or underwritten Piggyback Registration (except as part of such underwritten offering or pursuant to registrations under the U.S. Securities Act on Form S-4 or S-8 or any successor or similar forms), unless the underwriters managing the public offering otherwise agree, and (ii) to use its best efforts to cause each holder of its Common Shares, or any securities convertible into or exchangeable or exercisable for Common Shares, purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the U. S. Securities Act) of any such securities during such period (except as part of such underwritten

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     offering, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

Section 4      Registration Procedures.

     Subject to Section 1(5), whenever the holders of Registrable Securities have requested that any Registrable Securities be registered or qualified for distribution by prospectus pursuant to this Agreement, the Company will use its best efforts to effect the registration and file a prospectus and obtain a final receipt therefor, and to effect the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration or qualification for distribution of Common Shares held by a holder of Registrable Securities requesting registration or qualification as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and (within 60 days after the end of the period within which requests for registration or qualification for distribution by prospectus may be given to the Company) file with the Applicable Agency a Registration Statement with respect to such Registrable Securities and thereafter use its best efforts to cause such Registration Statement to become effective or to obtain a final receipt therefor from the applicable Canadian Securities Commission (provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

     (b) prepare and file with the Applicable Agency such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six (6) months (subject to extension pursuant to Section 7(2)) or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement
          (but in any event not before the expiration of any longer period required under the Relevant Act), and to comply with the provisions of the Relevant Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;
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     (c)  furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Relevant Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (f) in the case of a registration in the U.S., use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, use its best efforts to cause all such Registrable Securities to be listed on The Nasdaq Stock Market or such other U.S. exchange acceptable to a Class C Majority and a Class D Majority and in the case of qualifying a prospectus in any Canadian province, use its best efforts to cause all such Registrable Securities to be listed on The Toronto Stock Exchange;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of, or date of final receipt, for such Registration Statement;

     (h)  enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as the holders of a
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          majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Applicable Agency, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy, in the case of a registration in the U.S., the provisions of Section 11(a) of the U. S. Securities Act and Rule 158 thereunder;

     (k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or cease trading or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

     (l) obtain one or more comfort letters, addressed to the holders of the Registrable Securities being sold, dated the effective date of or the date of the final receipt issued for such Registration Statement (and, if such registration includes an underwritten public offering dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

     (m) provide legal opinions of the Company's outside counsel, addressed to the holders of the Registrable Securities being sold, dated the effective date of or the date of the final receipt issued for such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including
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          the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 5      Registration Expenses.

(1) Except as otherwise provided for herein, all expenses incidental to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The Nasdaq Stock Market or The Toronto Stock Exchange.

(2) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration or qualification for the reasonable fees and disbursements of, if applicable, one United States and, if applicable, one Canadian counsel chosen by the holders of a majority of the Registrable Securities included in such registration or qualification.

(3) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration or qualification hereunder will pay those Registration Expenses allocable to the registration or qualification of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered or qualified.

Section 6      Indemnification.

(1) The Company agrees to indemnify and hold harmless, each holder of Registrable Securities, its affiliates and their respective officers and directors and each Person who controls such holder (within the meaning of the U.S. Securities Act) against, and pay and reimburse such holder, affiliate, director or officer or controlling person for any losses, claims, damages, liabilities, joint or several, to which such holder or any such
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                                     -10-

     affiliate, director or officer or controlling person may become subject under the Relevant Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such holder and each such affiliate, director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be
                           --------
     liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Relevant Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(2) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, will indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person who controls the Company (within the meaning of the Relevant Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer, any such underwriter or controlling person may become subject under the Relevant Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such
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                                     -11-

     holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the
                                                   --------  -------
     obligation to indemnify and hold harmless will be individual and several to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(3) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(4) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

(5) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 6(1) is due in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by one or more holders of Registrable Securities seeking to avail themselves of or enforce such indemnity or enforceable otherwise than in accordance with its terms, to the extent permitted by applicable law, the Company and the holders of Registrable Securities shall contribute to the aggregate of all liabilities of the nature contemplated in this Section 6 and suffered or incurred by the holders of Registrable Securities in such proportions so that each holder of Registrable Securities is responsible for the aggregate portion thereof represented by the percentage that the net proceeds received by such holder of Registrable Securities bears to the aggregate offering price of the securities and the Company shall be responsible for the balance whether or not it has been sued separately, provided that no holder of Registrable Securities shall in any event be
     --------
     liable to contribute, in the aggregate, any amount in excess of such aggregate net proceeds or any portion thereof actually received. Notwithstanding the foregoing, no party who has engaged in any fraud or fraudulent misrepresentation shall be entitled to claim contribution from any person who has not engaged in such fraud or fraudulent misrepresentation.

Section 7  Participation in Underwritten Registrations.

(1) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided
                                                                      --------
     that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company's reasonable requests in connection with such registration or qualification (it being understood that the Company's failure to perform its obligations hereunder, which failure is caused by such Person's failure to cooperate, will not constitute a breach by the Company of this Agreement). Such Person shall not be required to provide for indemnification obligations on the part of such Person that are greater than its obligations pursuant to
     Section 6(2).

(2) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(5) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such
     Section 4(5). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(2) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(5).

Section 8  Current Public Information.

     At all times after the Company has filed a Registration Statement with the Applicable Agency pursuant to the requirements of the Relevant Act, the Company will file all reports required to be filed by it under such act and the rules, regulations and policies adopted thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the U.S. Securities and Exchange Commission under the U.S. Securities Act (as such rule may be amended from time to time) or any similar rule, regulation or exemption hereafter adopted by the U.S. Securities and Exchange Commission or Canadian securities regulatory authorities.

Section 9   Termination.

     Each party to the 1998 Registration Rights Agreement and the 1999 Registration Rights Agreement agrees that in consideration of the execution and delivery of this Agreement by the parties hereto, the 1998 Registration Rights Agreement and the 1999 Registration Rights Agreement are hereby terminated and shall have no further force or effect.

Section 10  Definitions.

     "Applicable Agency" means, in the case of a registration in the U.S., the Securities and Exchange Commission, and in the case of a registration in any province or territory of Canada, the applicable Canadian Securities Commission.

     "Canadian Securities Commission" means the Ontario Securities Commission or any other provincial securities commission or like agency then administering any of the Canadian Securities Laws.

     "Canadian Securities Laws" means the Securities Act (Ontario) and the securities laws of any other province or territory of Canada and the rules, regulations and policies of any Canadian Securities Commission administering such securities laws, as the same shall be in effect from time to time.

     "Class B Shares" means the Class B Special Shares in the capital of the Company.

     "Class C Shares" means the Class C-1 Special Shares and the Class C-2 Special Shares in the capital of the Company.

     "Class C Majority" means Shareholders holding in the aggregate not less than 50% of the outstanding Class C Shares.

     "Class D Shares" means the Class D Special Shares in the capital of the Company.

     "Class D Majority" means Shareholders holding in the aggregate not less than 50% of the outstanding Class D Shares.

     "Common Shares" means the common shares in the capital of the Company.

     "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "QIPO" means a firm commitment underwritten offering of Common Shares for aggregate gross proceeds of not less than U.S.$30 million (or the equivalent thereof in another currency) at a public offering price per share (prior to underwriting commissions and expenses) that is not less than 150% of the Class D Conversion Price (as defined in the Company's Articles).

     "Registrable Securities" means (i) any Common Shares issued or issuable upon conversion of the Class B Shares, Class C Shares or Class D Shares or
     (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided,
                                                                       --------
     however, that in the event that pursuant to such recapitalization or
     -------
     exchange equity securities are issued which do not participate in the residual equity of the Company or an affiliate of the Company ("Non-Participating Securities"), such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered or qualified for sale by prospectus filed under the Relevant Act and disposed of in accordance with the Registration Statement covering therein, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption to the Relevant Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Registration Statement" means the prospectus and other documents filed with the Applicable Agency to qualify securities for distribution by prospectus under the Canadian Securities Laws or effect a registration under the U.S. Securities Act.

     "Relevant Act" means, in the case of a registration in the U.S., the U.S. Securities Act, and in the case of a registration in any province or territory of Canada, the applicable Canadian Securities Laws.

     "Shareholders' Agreement" means the Second Amended and Restated Unanimous Shareholders' Agreement dated March 30, 2000 between the Company, AIG Global Investment Group, Inc., Beamscope Canada Inc., Peter W. Bennett, Canadian Imperial Bank of Commerce, CIBC World Markets Inc., C.I. Covington Fund Inc., Covington Fund II Inc., Damac Investors Inc., Damac Investors III Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Euclid Partners V, L.P., GE Capital Equity Holdings B.V., HSBC Securities (Canada) Inc., Jerry Lenders, William B. Lipsin, Douglas L. MacCallum, Greg MacNeill, River Cities Capital Group II L.P., Andrew Siks, The VenGrowth Investment Fund Inc., Working Ventures Canadian Fund Inc., CI Mutual, Cypress Partners, Delaney, Goodman & Co., RBIM, RT Capital Management, TAL, TD Asset Management, TD Asset Management, Jerry Lenders and Triax.

     "U.S. Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "U.S. Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

Section 11  Miscellaneous.

(1) No Inconsistent Agreements. Subject to Section 1(7), the Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(2) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration or qualification for sale by prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).

(3) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

(4) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities and provided, however, that in the event that such amendment or
                    --------
     waiver would treat a holder or group of holders of Registrable Securities in a manner different from any other holders of Registrable Securities, then such amendment or waiver will require the consent of such holder or the holders of a majority of the Registrable Securities of such group adversely treated.

(5) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of the Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof), subject to (i) the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions, contained herein, and (ii) compliance with the provisions of the Shareholders' Agreement.

(6) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(7) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(8) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(9) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to the principles of conflicts of law thereof.

(10) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the Company and the Shareholders in the manner and at the addresses set forth in the Shareholders' Agreement.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.

                                        IRONSIDE TECHNOLOGIES INC.

                                        By: ____________________________________
                                             Authorized Signing Officer

                                        AIG GLOBAL INVESTMENT GROUP, INC.


                                        By: ____________________________________
                                             Authorized Signing Officer


                                        BEAMSCOPE CANADA INC.

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        CANADIAN IMPERIAL BANK OF COMMERCE

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        C.I. COVINGTON FUND INC.

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        COVINGTON FUND II INC.

                                        By: ____________________________________
                                             Authorized Signing Officer

                                        DAMAC INVESTORS INC.

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        DAMAC INVESTORS III INC.

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        EUCLID PARTNERS V, L.P., by its General
                                        Partner, EUCLID ASSOCIATES V, L.P.

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        GE CAPITAL EQUITY HOLDINGS B.V.

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        RIVER CITIES CAPITAL GROUP II, L.P., by
                                        RIVER CITIES MANAGEMENT II, L.P., its
                                        General Partner, by MASON II, INC., its
                                        General Partner


                                        By: ____________________________________
                                             Authorized Signing Officer


                                        THE VENGROWTH INVESTMENT FUND INC.

                                        By:

                                      -2-
                                            ____________________________________
                                             Authorized Signing Officer


                                        WORKING VENTURES CANADIAN FUND INC.

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        CI MUTUAL

                                        By: ____________________________________
                                             Authorized Signing Officer



                                        CYPRESS PARTNERS by its general partner

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        DELANEY

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        RBIM

                                        By: ____________________________________
                                             Authorized Signing Officer

                                        RT CAPITAL MANAGEMENT

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        TAL

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        TD ASSET MANAGEMENT

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        TD ASSET MANAGEMENT

                                        By: ____________________________________
                                             Authorized Signing Officer


                                        TRIAX

                                        By: ____________________________________
                                             Authorized Signing Officer

                                        GOODMAN & CO.

                                        By: ________________________________
                                             Authorized Signing Officer


___________________________             _______________________________
Witness                                 Jerry Lenders